Exhibit 99.5

                                                                 EXECUTION COPY
                        RIGHT OF FIRST REFUSAL AGREEMENT



     RIGHT OF FIRST REFUSAL AGREEMENT (this "Agreement") dated as of March 22, 2007, by and between KEYSPAN GENERATION LLC, a limited liability company organized and existing under the laws of the State of New York ("Genco"), and Long Island Lighting Company d/b/a LIPA, a wholly-owned subsidiary of Long Island Power Authority, a corporate municipal instrumentality and political subdivision of the State of New York ("LIPA").

                              W I T N E S S E T H:



     WHEREAS, Genco, LIPA and certain of their affiliates have entered into a certain Agreement and Waiver dated as of the date hereof (the "Waiver Agreement");

     WHEREAS, in the Waiver Agreement, among other things, Genco has agreed to grant LIPA a right of first refusal ("ROFR") to purchase Genco's electric generating facilities supplying power to LIPA under the Power Supply Agreement, dated June 26, 1997 between the parties (the "PSA") in the event Genco proposes to sell or otherwise dispose of such generating facilities to a Foreign or Foreign Controlled Entity (as hereinafter defined); and

     WHEREAS, Genco and LIPA wish to provide in this Agreement for the terms and conditions of the ROFR as contemplated by the Waiver Agreement.

     NOW THEREFORE, in consideration of the premises and of such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

SECTION 1. Right of First Refusal.
           -----------------------

     1.1 Grant. Genco hereby grants to LIPA an irrevocable exclusive right to purchase, subject to the terms and conditions hereof, Genco's Generating Facilities (as such term is defined in the PSA in the event that Genco intends to accept one or more bona fide offers (collectively, an "Offer") to purchase any such Generating Facilities from a Foreign or Foreign Controlled Person (as defined immediately below) during the term of the PSA. For purposes of this Agreement, a Foreign or Foreign Controlled Person shall mean the following:


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               "Any natural  person,  corporation,  society,  limited  liability company, partnership, joint venture, unincorporated association or other entity whatsoever, incorporated or organized under the laws of a jurisdiction other than the United States, or directly or indirectly controlling or controlled by any such person or entity or under direct or indirect common control with any such person or entity. For purposes of this definition, "control" shall mean (a) the ownership, whether direct or indirect, of 35 percent or more of the voting securities or other voting interests of such person or entity (or of securities or interests convertible into such voting securities or interests) or (b) the power (whether direct or indirect) to direct or cause the direction of the management or policies of such person or entity whether through the ownership of voting securities, contract or otherwise."

     1.2 Notice of Offer. Should Genco intend to accept an Offer from any Foreign or Foreign Controlled Person to purchase Genco's Generating Facilities, Genco shall immediately deliver a notice (the "Offer Notice") to LIPA (a) forwarding a copy of each document containing the terms and conditions of the Offer and (b) stating all of the terms and conditions of the Offer including, without limitation, the nature of such purchase or transfer, the specific Generating Stations which are subject to the Offer, the amount and form of the consideration to be paid, all in reasonable detail, and the name and address of each prospective purchaser or transferee, to the extent not included in documentation forwarded with the Offer Notice.

     1.3 Right of First Refusal. LIPA shall have an option, for a period of 90 days after receiving the Offer Notice, to give written notice to Genco of its election to purchase all, but not less than all, of the Generating Facilities which are the subject of the Offer at the price and upon the material terms and conditions specified in the Offer Notice. In the event that LIPA does not elect to purchase such Generating Facilities, Genco may consummate (on the same material terms and conditions as set forth in the Offer Notice) the proposed sale or transfer of such Generation Facilities to such Foreign or Foreign Controlled Person; provided, however, that such purchase or transfer must be consummated no later than 270 days following the earlier of either (i) the ninety-first day following LIPA's receipt of the Offer Notice, or (ii) LIPA's written notification that it will not exercise its Option. In the event that such purchase or transfer is not consummated within such 270-day period, then Genco may not sell or transfer such Generating Facilities to a Foreign or a Foreign Controlled Person without first complying with all of the provisions of this Section 1. Failure of LIPA to provide a written response to Genco accepting such terms within such 90-day period shall be deemed an election by LIPA not to exercise its option to purchase such Generating Facilities. In the event that LIPA properly and timely gives written notice to Genco of its election to


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


purchase such Generating Facilities in the manner set forth in the Offer Notice, the parties will promptly negotiate, execute and deliver a purchase and sale agreement consistent with the terms set forth in the Offer Notice and substantially consistent with the Second Option and Purchase and Sale Agreement, dated as of the date hereof, between the parties subject to the receipt of necessary regulatory approvals.

SECTION 2. Due Diligence.
           --------------

     Upon reasonable advance notice from LIPA, and in connection with LIPA's rights hereunder, Genco shall provide LIPA and its representatives prompt, full and complete access to the assets and the books, records and documents of Genco and its affiliates to the extent such affiliates possess relevant books, records and documents during normal business hours or such other hours and Genco and LIPA shall agree and Genco shall make available the officers, employees, attorneys, independent accountants and other agents of Genco and its affiliates to discuss the condition and all other aspects of the Generating Facilities in furtherance hereof.

SECTION 3. General Provisions.
           -------------------

     3.1 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, or (ii) hand delivered, or (iii) sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):


                  if to LIPA:        Long Island Power Authority
                                     333 Earle Ovington Blvd., Suite 403
                                     Uniondale, NY 11553
                                     Attn: General Counsel

                  and to:            Thelen Reid Brown Raysman & Steiner LLP
                                     875 Third Avenue
                                     New York, NY 10022
                                     Attn: Douglas E. Davidson

                  if to Genco:       KeySpan Generation LLC
                                     175 East Old Country Rd
                                     Hicksville, New York 11801
                                     Attn: James Brennan

                  and to:            KeySpan Corporation
                                     One MetroTech Center
                                     Brooklyn, New York 11201
                                     Attn: John J. Bishar, Jr.


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              if to National Grid:   National Grid USA
                                     25 Research Drive
                                     Westborough, Massachusetts 01585
                                     Attn: Lawrence J. Reilly

Each notice or communication shall be deemed to have been given on the date received.

     3.2 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     3.3 Miscellaneous. This Agreement, together with the Waiver Agreement: (i) constitutes the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) shall be binding upon, and inure to the benefit of, the parties hereto and thereto and their respective successors and permitted assigns and are not intended to confer upon any other person, any rights or remedies hereunder or thereunder; and (iii) may be executed in two or more counterparts which together shall constitute a single agreement.

     3.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE COURTS IN AND FOR NASSAU COUNTY, NEW YORK OR THE FEDERAL COURTS IN AND FOR THE EASTERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OR AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS
RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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


     3.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties hereto without the prior written consent of the other parties. No party shall be relieved of any liability arising hereunder in respect of any assignment pursuant to this Section, unless such assignor has received a written release expressly excepting such assignor from any liability that may arise hereunder.

     3.6 Waiver; Amendment. No waiver by any party hereto of any term, condition or obligation of this Agreement shall be valid unless in writing and signed by the waiving party. No failure or delay by either party hereto at any time to require the other party hereto to perform strictly in accordance with the terms hereof shall preclude such party from requiring performance by such other party hereto at any later time. No waiver of any one or several of the terms, conditions or obligations of this Agreement, and no partial waiver thereof, shall be construed as a waiver of any of the other terms, conditions or obligations of this Agreement. This Agreement may not be amended, changed or modified in any fashion except by written instrument signed by each of the parties hereto.

     3.7 Further Assurances. The parties hereto agree to execute and deliver such other instruments, agreements and other documents and to take such other action as may be reasonably necessary to further the purposes of the Agreement.

     3.8 Representations and Warranties. Genco hereby represents and warrants to LIPA, and LIPA hereby represents and warrants to Genco that:

          3.8.1 Due Authorization and Binding Obligation. Such party has duly authorized the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by such party. No consent or authorization of, filing with, notice to, or other act by or in respect of any governmental authority or any other person is required in connection with the execution, delivery, validity or enforceability of this Agreement except for, in the case of LIPA (a) receipt of approval of the New York State Attorney General (as to form) and (b) receipt of approval of the New York State Comptroller (such approvals being collectively referred to as the "Governmental Approvals").

          3.8.2 No Conflict. The execution and the delivery by such party of this Agreement will not (a) upon receipt of the Governmental Approvals, conflict with, violate or result in a breach of any law or governmental regulation applicable to such party or (b) conflict with, violate or result


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     in a breach of any term or condition of any judgment,  decree, agreement or instrument to which such party is a party or by which such party or any of its properties or assets are bound, or constitute a default under such judgment, decree, agreement or instrument.

          3.8.3 No Litigation. There is no action, suit or other proceeding, at law or in equity, before or by any court or governmental authority pending or to such party's best knowledge, threatened, which relates to this Agreement.

     3.9 Fees and Expenses. Each party shall bear its own costs and expenses (including those of such party's legal, financial and other advisors) incurred in connection with the transactions contemplated by this Agreement.

     3.10 Effective Date. This Agreement shall become legally binding and effective only upon the Effective Date of the Waiver Agreement (as such term is defined in the Waiver Agreement).









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




     IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the date first above written.

KEYSPAN GENERATION LLC                              LONG ISLAND LIGHTING COMPANY
                                                    d/b/a/ LIPA

                                                    By: /s/Richard M. Kessel
                                                        --------------------
By: /s/John J. Bishar Jr.                               Name:  Richard M. Kessel
    ------------------------                            Title: CEO & President
    Name:  John J. Bishar Jr.
    Title: Executive Vice President


Agreed to and Acknowledged:

NATIONAL GRID USA


By: /s/Lawrence J. Reilly
    ---------------------
    Name:  Lawrence J. Reilly
    Title: Executive Vice President and
           General Counsel









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